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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Stockholders of International Business Machines Corporation which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 19, 2000 relating to the Financial Statement Schedule which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such registration statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
May 15, 2000